UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2015

LIBERATOR MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-36186	87-0267292
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

2979 SE Gran Park Way, Stuart, Florida 34997
(Address of Principal Executive Offices)

(772) 287-2414
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Liberator Medical Holdings, Inc., through its wholly owned subsidiary Liberator Medical Supply, Inc. (the “Company”) has entered into a Settlement Agreement, dated as of December 22, 2015 (the “Settlement”), to settle all allegations relating to claims arising out of the previously disclosed civil qui tam litigation captioned United States ex rel. Herman, et al. v. Coloplast A/S, et al., Docket No. 11-cv-12131-RWZ (D. Mass), which alleged, among other things, violations of the federal False Claims Act (the “Civil Action”).

In connection with the Settlement, the Company will pay $500,000 (the “Settlement Payment”) to the United States Department of Justice (the “Department of Justice”) no later than January 1, 2016.  The Company will also be required to pay its share of the civil qui tam plaintiffs’ or “Relators’” attorneys’ fees, costs and expenses, which amount has not yet been determined.  In exchange for the Settlement Payment, the Department of Justice and the Relators have agreed to release the Company from the claims alleged in the Civil Action, including any civil monetary claims under the False Claims Act. The parties have agreed to file a stipulation of dismissal of the Civil Action, with the Relators dismissing with prejudice the claims asserted against the Company.

The Settlement was entered into in order to avoid the delay, uncertainty, inconvenience and expense of protracted litigation of the Civil Action and is not an admission of liability or wrongdoing by the Company.

On December 22, 2015, the Company issued a press release announcing the Settlement. Copies of the press release and the Settlement are attached as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference. The description of the Settlement set forth above does not purport to be complete and is qualified by reference to the full text of the Settlement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Liberator Medical Holdings, Inc.
99.2

Settlement Agreement, dated as of December 22, 2015, entered into among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (OIG-HHS) of the Department of Health and Human Services (HHS), Liberator Medical Supply, Inc., and relators Kimberly Herman, Amy Lestage, and Kevin Roseff, through their authorized representatives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATOR MEDICAL HOLDINGS, INC.

Registrant

Dated: December 22, 2015

/s/ Mark A. Libratore

Mark A. Libratore, President

Exhibit No.	Description
99.1	Press Release of Liberator Medical Holdings, Inc.
99.2

Settlement Agreement, dated as of December 22, 2015, entered into among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (OIG-HHS) of the Department of Health and Human Services (HHS), Liberator Medical Supply, Inc., and relators Kimberly Herman, Amy Lestage, and Kevin Roseff, through their authorized representatives